Consent of Independent Registered Public Accounting Firm

INNOVATE Corp
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-248695, No. 333-217274, No. 333-213107, No. 333-207266, and No. 333-207470) and Form S-8 (No. 333-224657, No. 333-218835, and No. 333-198727) of INNOVATE Corp. of our reports dated March 9, 2022, relating to the consolidated financial statements, and the effectiveness of INNOVATE Corp’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, NY
March 9, 2022